UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2020

THE L.S. STARRETT COMPANY
(Exact name of registrant as specified in its charter)

Massachusetts	1-367	04-1866480
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 CRESCENT STREET, ATHOL, MASSACHUSETTS 01331
(Address of principal executive offices) (Zip Code)

Registrant's telephone number:
978-249-3551

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $1.00 par value per share	SCX	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 3.03 Material Modification of Rights to Security Holders.

On October 30, 2020, The L.S. Starrett Company (the “Company”) entered into an Amended and Restated Rights Agreement (the “Amended Rights Agreement”) with Computershare Inc. (the “Rights Agent”) pursuant to which the board of directors (the “Board”) authorized the issuance of one Class A Common Stock purchase right (a “Right”), for each outstanding share of Class A Common Stock, par value $1.00 per share (the “Class A Common Stock”), and Class B Common Stock, par value $1.00 per share (the “Class B Common Stock,” and such shares, together with the shares of Class A Common Stock, the “Common Shares”) outstanding as of the close of business on November 9, 2020 (the “Record Date”). The dividend is payable on November 9, 2020 to the shareholders of record on that date. Upon effectiveness, the Amended Rights Agreement shall replace and supersede in its entirety the Rights Agreement, dated November 2, 2010, between the Company and Mellon Investor Services LLC (operating with the service name “BNY Mellon Shareowner Services”). The terms of the Rights are set forth in the Amended Rights Agreement.

Each Right entitles the holder to purchase from the Company one share of Class A Common Stock at a price of $24.00. The Rights will expire on October 30, 2030 (the “Final Expiration Date”), or the earlier redemption of the Rights, and are not exercisable until the Distribution Date (as defined in the Amended Rights Agreement).

No separate Rights certificates will be issued at the present time. Until the first date of the public announcement by the Company or an “Acquiring Person” (as defined below) that an Acquiring Person has become such (such date the “Shares Acquisition Date”) (or earlier redemption or expiration of the Rights), (i) the Rights will be evidenced by the certificates for the Common Shares registered in the names of the holders thereof and will be transferred with and only with such certificates for the Common Shares, (ii) new certificates representing Common Shares issued after the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Amended Rights Agreement by reference and (iii) the surrender for transfer of any of the certificates for the Common Shares will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

The Rights will separate from the Common Shares and Rights on, and certificates will be issued as soon as practicable after, the Distribution Date. The Distribution Date will occur on the tenth day following the Shares Acquisition Date. Except as described below, an “Acquiring Person” is an individual, firm, corporation or entity, together with any other individual, firm, corporation or entity acting in concert, that has acquired or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares. If the Company repurchases some of its own Common Shares and this causes a person or group’s holdings to constitute 15% or more of the outstanding Common Shares, that person or group will not be an Acquiring Person so long as it does not make any further acquisition of Common Shares. If a person or group acquires 15% or more of the Common Shares inadvertently or as a result of third parties exercising contractual rights that exist as of October 30, 2020 (and without acquiring by other means 1% or more of the Common Shares since October 30, 2020), and that person or group divests enough common stock to reduce its holdings below 15% of the Common Shares as promptly as practicable (which, in the contractual rights case, shall not be longer than 60 days), such person or group will not be an Acquiring Person.

If, at any time after October 30, 2020, any person or group of affiliated or associated persons (other than as described above) shall become an Acquiring Person, all holders of Rights except the Acquiring Person may purchase shares of our Class A Common Stock at a 50% discount from the market price of the Class A Common Stock at such time. Also, in the event that the Company were acquired in a merger or other business combination, or more than 25% of its assets or earning power were sold, all holders of Rights except the Acquiring Person may purchase shares of the acquiring corporation at a purchase price equal to 50% of the market price of the acquiring corporation’s stock prior to such merger. Following the occurrence of any of the events described in this paragraph, any Rights that are, or (under certain circumstances specified in the Amended Rights Agreement) were, beneficially owned by any Acquiring Person shall immediately become null and void.

The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights for shares of Common Stock at an exchange ratio of one share of Class A Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Record Date (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). The Board, however, may not effect an exchange at any time after any person (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company or (iv) any entity holding Common Stock for or pursuant to the terms of any such plan), together with all affiliates of such Person, becomes the beneficial owner of 50% or more of the Class A Common Stock and Class B Common Stock (taken together as a single class, treating each share of Class B Common Stock outstanding as one share of Class A Common Stock outstanding for the purposes of such calculation) then outstanding. If the Board of Directors of the Company elects to exchange any Rights as described above, the Board may cause the Company to enter into one or more arrangements it deems necessary or appropriate to implement and give effect to such exchange in the manner contemplated by the Amended Rights Agreement, including by establishing one or more trusts or other mechanisms for the proper and orderly distribution of the shares of Class A Common Stock or other consideration to be issued pursuant to the Amended Rights Agreement. Immediately upon the action of the Board ordering the exchange of any Rights and without any further action and without any notice, the right to exercise such Rights will terminate and the only right thereafter of a holder of such Rights will be to receive that number of shares of Class A Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.

The exercise price of the Rights, and the number of shares of Class A Common Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Class A Common Stock and/or Class B Common Stock, (ii) upon the grant to holders of Class A Common Stock and/or Class B Common Stock of certain rights or warrants to subscribe for shares of Class A Common Stock or securities convertible into shares of Class A Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in shares of Class A Common Stock or Class B Common Stock) or of subscription rights or warrants (other than those referred to above).

At any time prior to the Final Expiration Date or the earlier redemption of the Rights, the Company, by a majority vote of the Board, may redeem the Rights at a redemption price of $0.01 per Right (the “Redemption

Price”), as described in the Amended Rights Agreement. Immediately upon the action of the Board electing to redeem the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be the right to receive the Redemption Price.

Until a Right is exercised, the holder thereof, will have no rights in respect of such Right as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Except as described below, the Company may supplement or amend the Amended Rights Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained therein which may be defective or inconsistent with any other provisions therein, or to make any other changes, modifications, or provisions with respect to the Rights which the Company may deem necessary or desirable. Any such supplement or amendment must be evidenced by a writing signed by the Company and the Rights Agent. Notwithstanding the right of the Company to supplement or amend the Amended Rights Agreement as described above, from and after such time as any individual, firm, corporation or entity becomes an Acquiring Person, the Amended Rights Agreement may not be amended in any manner which would adversely affect the interests of the holders of Rights.

The Amended Rights Agreement (including as exhibits the form of Rights Certificate and the Summary of Rights to Purchase Shares of Class A Common Stock) is attached hereto as Exhibit 4.1. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Amended Rights Agreement, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

4.1	Amended and Restated Rights Agreement, dated as of October 30, 2020, by and between the Company and Computershare Inc., as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE L.S. STARRETT COMPANY

Dated: October 30, 2020	By: /s/ John C. Tripp
Name: John C. Tripp
Title: Treasurer and Chief Financial Officer